Exhibit 10-J


                 AMENDMENT TO THE SECURITIES PURCHASE AGREEMENTS


            This Amendment No. 1 to the Securities Purchase Agreement dated June 21, 2002 (the "June Agreement") by and among Infinite Group, Inc., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") and Amendment No.2 to the Securities Purchase Agreement dated February 5, 2002 (the "February Agreement," and, together with the June Agreement, the "Original Agreements"), as amended on June 21, 2002, is made and entered into as of August 28, 2002.

            The Company and the Purchaser hereby amend each of the Original Agreements pursuant to Section 12.6 of the Original Agreements, as follows:

      1.    Section 9.1(d) is amended and restated in its entirety as follows:

The Company shall use its reasonable commercial efforts to cause to be declared effective a Form S-3 registration statement (or such other form that it is eligible to use) within 75 days of June 21, 2002 (the "Effective Date") in order to register the Conversion Shares and the Warrant Shares issued or issuable with respect to all Notes and Warrants to be issued hereunder (the "Registrable Securities") for resale and distribution under the Securities Act. The holder thereof shall provide the Company with such information as the Company reasonably requests. The Company will register not less than a number of shares of Common Stock in the aforedescribed registration statement that is equal to the Warrant Shares and 100% of the Conversion Shares issuable at the Conversion Prices set forth in the Notes, that would be in effect on the Closing Date or the date of filing of such registration statement (employing the conversion price which would result in the greater number of Shares). The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Purchaser and the holders of the Warrants, as the case may be, and not issued, employed or reserved for anyone other than the Purchaser and the holders of the Warrants. Within 15 days of receiving written request by the Purchaser to do so, such registration statement will be amended or additional registration statements will be filed by the Company in order to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.

      2. Section 10 is amended by replacing 12 months at the end of the first sentence with 15 months.

      3. Except as otherwise provided herein, the Original Agreements shall in all other respects remain in full force and effect.

      4. This Agreement may be executed in more than one counterpart with the same effect as if the parties executing the several counterparts had all executed one document.

      5.    This amendment shall be effective as of August 27, 2002.

IN WITNESS WHEREOF, the undersigned hereby execute this Amendment as a deed as of the date set forth above.

Infinite Group, Inc.


------------------------------
Name:
Title:


Laurus Master Fund, Ltd.


------------------------------
Name:
Title:


                                       2